Exhibit 99.1

Contact:

David Smith

(212) 515-7783

NEW SENIOR ANNOUNCES FIRST QUARTER 2017 RESULTS

NEW YORK – May 4, 2017 – New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today its results for the quarter ended March 31, 2017.

1Q 2017 FINANCIAL HIGHLIGHTS

•	Declared cash dividend of $0.26 per common share

•	Net loss of $9.9 million, or $(0.12) per basic and diluted share

•	Total net operating income (“NOI”) of $55.4 million, compared to $57.3 million for 1Q’16

•	Normalized Funds from Operations (“Normalized FFO”) of $24.3 million, or $0.30 per basic share and $0.29 per diluted share

•	AFFO of $22.3 million, or $0.27 per basic and diluted share

•	Normalized Funds Available for Distribution (“Normalized FAD”) of $20.6 million, or $0.25 per basic and diluted share

1Q 2017 BUSINESS HIGHLIGHTS

•	Total same store cash NOI decreased 1.5% vs. 1Q’16

•	Managed same store cash NOI decreased 6.1% vs. 1Q’16

•	Triple net same store cash NOI increased 4.3% vs. 1Q’16

•	In January, sold 2 AL/MC properties for $15.5 million, realizing a gain on sale of $4.2 million

FIRST QUARTER 2017 RESULTS

Dollars in thousands, except per share data

	For the Quarter Ended March 31, 2017			For the Quarter Ended March 31, 2016
		Per Basic	Per Diluted		Per Basic	Per Diluted
	Amount	Share(B)	Share(B)	Amount	Share(C)	Share(C)
GAAP
Net loss	$(9,895)	$(0.12)	$(0.12)	$(21,848)	$(0.26)	$(0.26)
Non-GAAP(A)
NOI	$55,389	N/A	N/A	$57,320	N/A	N/A
FFO	23,424	$0.29	$0.28	25,519	$0.31	$0.31
Normalized FFO	24,282	$0.30	$0.29	26,460	$0.32	$0.32
AFFO	22,338	$0.27	$0.27	23,899	$0.29	$0.29
Normalized FAD	20,644	$0.25	$0.25	21,811	$0.26	$0.26

(A)	See end of press release for reconciliation of non-GAAP measures to net loss.
(B)	Non-GAAP measures per basic share are based on 82.1 million shares outstanding, and non-GAAP measures per diluted share are based on 82.8 million shares, representing the number of shares outstanding plus the number of shares issuable upon the exercise of options. GAAP net loss per basic share and per diluted share is based, in each case, on 82.1 million shares outstanding, because the inclusion of options in the calculation of GAAP net loss per diluted share would be anti-dilutive.
(C)	Non-GAAP measures per basic share are based on 83.1 million shares outstanding, and non-GAAP measures per diluted share are based on 83.5 million shares, representing the number of shares outstanding plus the number of shares issuable upon the exercise of options. GAAP net loss per basic share and per diluted share is based, in each case, on 83.1 million shares outstanding, because the inclusion of options in the calculation of GAAP net loss per diluted share would be anti-dilutive.

FIRST QUARTER 2017 GAAP RESULTS

New Senior recorded a GAAP net loss of $9.9 million, or $(0.12) per basic and diluted share, for the first quarter of 2017, compared to a GAAP net loss of $21.8 million, or $(0.26) per basic and diluted share, for the first quarter of 2016. The year-over-year decrease in the first quarter net loss was primarily driven by a gain on sale of real estate of $4.2 million and a decrease in expenses of $10.7 million.

FIRST QUARTER 2017 PORTFOLIO PERFORMANCE

Total NOI decreased 3.4% to $55.4 million compared to $57.3 million for 1Q 2016. Total same store cash NOI decreased 1.5% to $51.2 million compared to $52.0 million for 1Q 2016.

For the managed portfolio, same store average occupancy decreased 220 basis points to 86.1% compared to 88.3% for 1Q 2016, and same store cash NOI decreased 6.1% to $27.5 million compared to $29.2 million for 1Q 2016.

For the triple net portfolio, same store cash NOI increased 4.3% to $23.7 million compared to $22.7 million for 1Q 2016. Same store triple net average occupancy decreased 140 basis points to 87.5% compared to 88.9% for 1Q 2016. EBITDARM coverage as of March 31, 2017 was 1.19x, down from 1.26x as of March 31, 2016. Triple net average occupancy and EBITDARM are presented one quarter in arrears on a trailing twelve month basis.

ASSET SALES

In January, the Company completed the sale of two assisted living / memory care properties for $15.5 million, realizing a gain on sale of $4.2 million. In connection with the sale, the Company repaid $14.7 million of debt.

FIRST QUARTER DIVIDEND

On May 2, 2017, the Company’s Board of Directors declared a cash dividend of $0.26 per share for the quarter ended March 31, 2017. The dividend is payable on June 22, 2017 to shareholders of record on June 8, 2017.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted in the Investor Relations section of the Company’s website, www.newseniorinv.com.

EARNINGS CONFERENCE CALL

Management will host a conference call on May 4, 2017 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing (877) 694-6694 (from within the U.S.) or (970) 315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Senior First Quarter 2017 Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newseniorinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the completion of the call through 11:59 P.M. Eastern Time on June 5, 2017 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside the U.S.); please reference access code “6276567.”

ABOUT NEW SENIOR

New Senior is a real estate investment trust with a portfolio of 150 senior housing properties located across the United States.

The Company is the only pure play senior housing REIT and is one of the largest owners of senior housing properties. New Senior is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s

Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Consolidated Balance Sheets

(dollars in thousands, except share data)

	March 31, 2017
Assets	(Unaudited)	December 31, 2016
Real estate investments:
Land	$220,317	$220,317
Buildings, improvements and other	2,557,814	2,552,862
Accumulated depreciation	(242,146)	(218,968)

Net real estate property	2,535,985	2,554,211

Acquired lease and other intangible assets	319,929	319,929
Accumulated amortization	(269,784)	(255,452)

Net real estate intangibles	50,145	64,477

Net real estate investments	2,586,130	2,618,688
Cash and cash equivalents	50,338	58,048
Straight-line rent receivables	78,339	73,758
Receivables and other assets, net	57,863	71,234

Total Assets	$2,772,670	$2,821,728

Liabilities and Equity
Liabilities
Mortgage notes payable, net	$2,113,276	$2,130,387
Due to affiliates	11,074	11,623
Accrued expenses and other liabilities	100,538	100,823

Total Liabilities	$2,224,888	$2,242,833

Commitments and contingencies
Equity
Preferred Stock $0.01 par value, 100,000,000 shares authorized and none issued or outstanding as of both March 31, 2017 and December 31, 2016	$—	$—
Common stock $0.01 par value, 2,000,000,000 shares authorized, 82,141,216 and 82,127,247 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	821	821
Additional paid-in capital	898,057	897,918
Accumulated deficit	(351,096)	(319,844)

Total Equity	$547,782	$578,895

Total Liabilities and Equity	$2,772,670	$2,821,728

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except share data)

	Three Months Ended March 31,
	2017	2016
Revenues
Resident fees and services	$86,726	$89,706
Rental revenue	28,247	28,239

Total revenues	114,973	117,945

Expenses
Property operating expense	59,584	60,625
Depreciation and amortization	37,518	47,367
Interest expense	23,066	22,788
Acquisition, transaction and integration expense	348	754
Management fees and incentive compensation to affiliate	3,824	3,928
General and administrative expense	4,011	4,370
Loss on extinguishment of debt	375	—
Other expense	135	187

Total expenses	$128,861	$140,019
Gain on sale of real estate	4,199	—

Loss Before Income Taxes	(9,689)	(22,074)
Income tax expense (benefit)	206	(226)

Net Loss	$(9,895)	$(21,848)

Loss Per Share of Common Stock
Basic and diluted (A)	$(0.12)	$(0.26)

Weighted Average Number of Shares of Common Stock Outstanding
Basic and diluted (B)	82,140,750	83,066,599

Dividends Declared Per Share of Common Stock	$0.26	$0.26

(A)	Basic earnings per share (“EPS”) is calculated by dividing net income by the weighted average number of shares of common stock outstanding. Diluted EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding plus the additional dilutive effect, if any, of common stock equivalents during each period.
(B)	All outstanding options were excluded from the diluted share calculation as their effect would have been anti-dilutive.

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2017	2016
Cash Flows From Operating Activities
Net loss	$(9,895)	$(21,848)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of tangible assets and amortization of intangible assets	37,555	47,403
Amortization of deferred financing costs	2,465	2,428
Amortization of deferred community fees	(292)	(372)
Amortization of premium on mortgage notes payable	(144)	(146)
Non-cash straight line rent	(4,581)	(5,553)
Gain on sale of real estate	(4,199)	—
Loss on extinguishment of debt	375	—
Equity-based compensation	—	5
Provision for uncollectible receivables	645	523
Other non-cash expense	87	187
Changes in:
Receivables and other assets, net	179	317
Due to affiliates	(549)	949
Accrued expenses and other liabilities	185	(193)

Net cash provided by operating activities	$21,831	$23,700

Cash Flows From Investing Activities
Proceeds from the sale of real estate	$14,956	$—
Capital expenditures, net of insurance proceeds	(4,386)	(3,967)
Reimbursements (escrows) for capital expenditures, net	1,054	(1,182)
Deposits refunded for real estate investments	—	584

Net cash provided by (used in) investing activities	$11,624	$(4,565)

Cash Flows From Financing Activities
Principal payments of mortgage notes payable	$(4,900)	$(3,955)
Repayments of mortgage notes payable	(14,730)	—
Payment of exit fee on extinguishment of debt	(178)	—
Payment of common stock dividend	(21,357)	(21,356)
Repurchase of common stock	—	(30,840)

Net cash used in financing activities	$(41,165)	$(56,151)

Net Decrease in Cash and Cash Equivalents	(7,710)	(37,016)
Cash and Cash Equivalents, Beginning of Period	58,048	116,881

Cash and Cash Equivalents, End of Period	$50,338	$79,865

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest expense	$20,679	$20,365
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Issuance of common stock	$139	$—

Reconciliation of NOI to Net Loss

(dollars in thousands)

For the Quarter Ended
March 31, 2017
Total revenues	$114,973
Property operating expense	(59,584)

NOI	55,389
Depreciation and amortization	(37,518)
Interest expense	(23,066)
Acquisition, transaction and integration expense	(348)
Management fees and incentive compensation to affiliate	(3,824)
General and administrative expense	(4,011)
Loss on extinguishment of debt	(375)
Other expense	(135)
Gain on sale of real estate	4,199
Income tax expense	(206)

Net Loss	$(9,895)

Reconciliation of Net Loss to FFO, Normalized FFO, AFFO and Normalized FAD

(dollars and shares in thousands, except per share data)

For the Quarter Ended
March 31, 2017
Net loss	$(9,895)
Adjustments:
Gain on sale of real estate	(4,199)
Depreciation and amortization	37,518

FFO	$23,424
FFO per diluted share	$0.28

Acquisition, transaction and integration expense	348
Loss on extinguishment of debt	375
Other expense	135

Normalized FFO	$24,282
Normalized FFO per diluted share	$0.29

Straight-line rent	(4,581)
Amortization of deferred financing costs	2,465
Amortization of deferred community fees and other(1)	172

AFFO	$22,338
AFFO per diluted share	$0.27

Routine capital expenditures	(1,694)

Normalized FAD	$20,644
Normalized FAD per diluted share	$0.25

Weighted average basic shares outstanding	82,141
Weighted average diluted shares outstanding(2)	82,785

(1)	Includes amortization of above / below market lease intangibles, amortization of premium on mortgage notes payable and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.
(2)	Includes dilutive effect of options.

Reconciliation of Year-over-Year Cash NOI (unaudited)

(dollars in thousands)

	1Q 2016					1Q 2017
	Same Store NNN Properties	Non-Same Store NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total	Same Store NNN Properties	Non-Same Store NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total
Cash NOI	$22,725	—	$29,226	$526	$52,477	$23,707	—	$27,450	($35)	$51,122
Straight-line rent	5,553	—	—	—	5,553	4,581	—	—	—	4,581
Amortization of deferred community fees and other(1)	(39)	—	(697)	26	(710)	(41)	—	(358)	85	(314)

Segment / Total NOI	$28,239	—	$28,529	$552	$57,320	$28,247	—	$27,092	$50	$55,389

Depreciation and amortization					(47,367)					(37,518)
Interest expense					(22,788)					(23,066)
Acquisition, transaction & integration expense					(754)					(348)
Management fees and incentive compensation to affiliate					(3,928)					(3,824)
General and administrative expense					(4,370)					(4,011)
Loss on extinguishment of debt					—					(375)
Other expense					(187)					(135)
Gain on sale of real estate					—					4,199
Income tax benefit (expense)					226					(206)

Net loss					($21,848)					($9,895)

(1)	Includes amortization of above / below market lease intangibles and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

NON-GAAP FINANCIAL MEASURES

The tables above set forth reconciliations of non-GAAP measures to net loss, which is the most directly comparable GAAP financial measure.

A non-GAAP financial measure is a measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are not excluded from or included in the most comparable GAAP measure. We consider certain non-GAAP financial measures to be useful supplemental measures of our operating performance. GAAP accounting for real estate assets assumes that the value of real estate assets diminishes predictably over time, even though real estate values historically have risen or fallen with market conditions. As a result, many industry investors look to non-GAAP financial measures for supplemental information about real estate companies.

You should not consider non-GAAP measures as alternatives to GAAP net income, which is an indicator of our financial performance, or as alternatives to GAAP cash flow from operating activities, which is a liquidity measure, nor are non-GAAP measures necessarily indicative of our ability to satisfy our funding requirements. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP measures in conjunction with GAAP net income as presented in our Consolidated Financial Statements and other financial data included elsewhere in this report. Moreover, the comparability of non-GAAP financial measures across companies may be limited as a result of differences in the manner in which real estate companies calculate such measures, the capital structure of such companies or other factors.

Below is a description of the non-GAAP financial measures presented herein.

NOI AND CASH NOI

The Company evaluates the performance of each of its two business segments based on NOI. The Company defines NOI as total revenues less property-level operating expenses, which include property management fees, payroll expense and travel cost reimbursements to affiliates. The sum of the NOI for each segment is total NOI, which the Company uses to evaluate the aggregate performance of its segments. Management believes that NOI serves as a useful supplement to net income because it allows investors, analysts and management to measure unlevered property-level operating results and to compare the Company’s operating results between periods and to the operating results of other real estate companies on a consistent basis.

The Company defines cash NOI as NOI excluding the effects of straight-line rent, amortization of above / below market lease intangibles and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives. We believe that NOI and cash NOI serve as useful supplemental measures to net income because they allow investors, analysts and management to measure unlevered property-level operating results and to compare our operating results between periods and to the operating results of other real estate companies on a consistent basis.

Same store NOI and cash NOI include only properties owned for the entirety of comparable periods and exclude assets classified as held for sale.

FFO and Other Non-GAAP Measures

We use Funds From Operations (“FFO”) and Normalized FFO as supplemental measures of our operating performance. We use the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as GAAP net income excluding gains (losses) from sales of depreciable real estate assets and impairment charges of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and joint ventures to reflect FFO on the same basis. FFO does not account for debt principal payments and is not intended as a measure of a REIT’s ability to satisfy such payments or any other cash requirements.

Normalized FFO, as defined below, measures the financial performance of our portfolio of assets excluding items that, although incidental to, are not reflective of the day-to-day operating performance of our portfolio of assets. We believe that Normalized FFO is useful because it facilitates the evaluation of our portfolio’s operating performance (i) between periods on a consistent basis and (ii) to the operating performance of other real estate companies. However, comparability may be limited because our calculation of Normalized FFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define Normalized FFO as FFO excluding the following income and expense items, as applicable: (a) acquisition, transaction and integration related costs and expenses; (b) the write off of unamortized discounts, premiums, deferred financing costs, or additional costs, make whole payments and penalties or premiums incurred as the result of early repayment of debt (collectively

“Gain (Loss) on extinguishment of debt”); (c) incentive compensation recognized as a result of sales of property and (d) other items that we believe are not indicative of operating performance, generally reported as “Other (income) expense” in the Consolidated Statements of Operations.

Management also uses AFFO and Normalized FAD as supplemental measures of the Company’s operating performance.

We define AFFO as Normalized FFO excluding the impact of the following: (a) straight-line rents; (b) amortization of above / below market lease intangibles; (c) amortization of deferred financing costs; (d) amortization of premium on mortgage notes payable and (e) amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives. We believe AFFO is useful because it facilitates the evaluation of (i) the current economic return on our portfolio of assets between periods on a consistent basis and (ii) our portfolio versus those of other real estate companies that report AFFO. However, comparability may be limited because our calculation of AFFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define Normalized FAD as AFFO less routine capital expenditures, which we view as a cost associated with the current economic return. Normalized FAD does not represent cash available for distribution to shareholders.